UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 26, 2021
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Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Warrant Accounting

On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Staff Statement”). The Staff Statement expresses the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in warrant agreements entered into by many SPACs, including Digital Media Solutions, Inc. (the “Company” or “DMS”), require such warrants to be classified as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings.

The Company previously classified its 4,000,000 private placement warrants and approximately 10,000,000 public warrants as equity securities (for a full description of the Company’s private placement warrants and public warrants (collectively, the “warrants”), refer to the registration statement on Form S-1 (File No. 333-240278), filed in connection with the Company’s business combination with Leo Holdings Corp., declared effective by the SEC on August 7, 2020). The Company is currently evaluating the Staff Statement with respect to the Company’s accounting treatment of the Company’s warrants in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021 (the “financial statements”), and to date, the Company has determined on a preliminary basis that such guidance will result in the private placement warrants being classified as liabilities on the balance sheet, with the change in fair value of the private placement warrants reflected in earnings in the statement of operations, which would result in non-cash gains or losses from changes in fair value being reflected in earnings. Any changes to the accounting treatment of the private placement warrants would have no effect on the Company’s revenue, cash flows, or Adjusted EBITDA, nor would any such changes have any effect on the terms of the warrant agreements with respect to either the public warrants or the private placement warrants.

In connection with its continuing review, the Company is also evaluating the materiality of this matter in accordance with Staff Accounting Bulletin 99. The Company has retained a third-party valuation expert to value the warrants and is currently in the process of assessing the materiality of any required adjustments to the Company’s financial statements. If the effect of accounting for warrants as liabilities is material to the financial statements, the Company will be required to restate the financial statements. Accordingly, if the Company’s Board of Directors (the “Board”) or a committee of the Board, or the Company’s independent registered public accounting firm, concludes that the Company’s previously issued financial statements or related audit report should no longer be relied upon, the Company will be required to file a Current Report on Form 8-K to advise securityholders of that determination, and then file restated financial statements on Form 10-K/A.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “could,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including the Company’s analysis of the classification of its warrants. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risks indicated from time to time in DMS’ filings with the SEC, including those under “Risk Factors” in our Annual Report on Form 10-K, and in DMS’ subsequent filings with the SEC. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2021

    Digital Media Solutions, Inc.

        /s/ Vasundara Srenivas
    Name:    Vasundara Srenivas
    Title:    Chief Financial Officer